Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-191060) of Griffin-American Healthcare REIT II, Inc. and in the related Prospectus of our report dated March 13, 2014, with respect to the consolidated financial statements and schedule of Griffin-American Healthcare REIT II, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Irvine, California
March 19, 2014